SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FORMFACTOR, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	13-3711155 (IRS Employer Identification No.)

2140 Research Drive Livermore, California (Address of Principal Executive Offices)	94550 (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.☐

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

     Securities Act registration statement file number to which this form relates: 333-86738.

     Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Name Of Each Exchange On Which
To Be So Registered	Each Class Is To Be Registered

Not Applicable

     Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of Class)

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

     The description of the common stock of the Registrant set forth under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-86738) as originally filed with the Securities and Exchange Commission on April 22, 2002, and as subsequently amended (the “S-1 Registration Statement”), and in the prospectus included in the S-1 Registration Statement, which description will be included in the prospectus relating to the S-1 Registration Statement to be filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference in response to this item.

Item 2. Exhibits.

The following exhibits are incorporated herein by reference:

Exhibit	Description	Incorporated by Reference

		Form	Date	Number

3.01	Amended and Restated Certificate of Incorporation of the Registrant as filed September 30, 2002.	S-1/A	12/18/02	3.01

3.02	Amended and Restated Certificate of Incorporation of the Registrant to be filed upon the closing of the offering covered by the S-1 Registration Statement.	S-1/A	5/28/02	3.02

3.03	Amended and Restated Bylaws of the Registrant, as amended through March 14, 2002.	S-1	4/22/02	3.03

3.04	Amended and Restated Bylaws of the Registrant to be effective upon the closing of the offering covered by the S-1 Registration Statement.	S-1/A	5/28/02	3.04

4.01	Specimen Common Stock Certificate	S-1/A	5/28/02	4.01

4.02	Sixth Amended and Restated Rights Agreement by and among the Registrant and certain stockholders of the Registrant dated July 13, 2001.	S-1	4/22/02	4.02

4.03	Stockholders Agreement by and among the Registrant, Dr. Igor Y. Khandros, Susan Bloch and Richard Hoffman dated February 9, 1994.	S-1	4/22/02	4.03

4.04	Stockholders Agreement by and among the Registrant, Dr. Igor Y . Khandros, Susan Bloch and Milton Ohring dated April 11, 1994.	S-1	4/22/02	4.04

4.05	Stockholders Agreement by and among the Registrant, Dr. Igor Y. Khandros, Susan Bloch and Benjamin Eldridge dated August 12, 1994.	S-1	4/22/02	4.05

4.06	Stockholders Agreement by and among the Registrant, Dr. Igor Y. Khandros, Susan Bloch and Charles Baxley, P.C. dated September 8, 1994.	S-1	4/22/02	4.06

99.01	The description of the Registrant’s common stock set forth under the heading “Description of Capital Stock” in the prospectus included in the S-1 Registration Statement and to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.	S-1/A	5/30/03	—

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	June 6, 2003	FORMFACTOR, INC.

		By:	/s/ Jens Meyerhoff Jens Meyerhoff Chief Financial Officer and Senior Vice President of Operations